Exhibit 10(c)

Magellan GP, LLC

Non-Management Director

Compensation Program

Effective January 1, 2010

	Compensation			Timing of Payment(1)
Annual Board Retainer:(2) Cash		$50,000		Paid quarterly as of January 1st , April 1st , July 1st and October 1st
Common Units		$70,000	(3)	As of January 1st

Annual Chairman Retainer:(2) Audit Committee Compensation Committee Conflicts Committee	$ $ $	15,000 10,000 10,000		Paid quarterly as of January 1st , April 1st , July 1st and October 1st

Meeting Fees: Board Meeting Fees Committee Meeting Fees	$ $	1,500 per meeting 1,500 per meeting		Paid quarterly as of January 1st , April 1st , July 1st and October 1st

(1)	For newly elected directors or a newly appointed committee chairman, the annual board retainer and annual chairman retainer, if applicable, are payable pro-rata for the year of election.

(2)	Directors who resign from the board or relinquish their role of committee chairman after a payment date has occurred, but prior to the payment having been received, will receive a pro-rata annual board retainer and annual chairman retainer for the period of time between the payment date and the resignation/relinquishment.

(3)	The number of common units to be issued for the annual board retainer will be determined based on the closing price on the first business day immediately following the January 1st payment date.